Exhibit 99.2

- Report of Independent Registered Public Accounting Firm -

Board of Directors and Shareholders

First Citizens BancShares, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First-Citizens Bank & Trust Company (a wholly-owned subsidiary of First Citizens BancShares, Inc.) pursuant to the Purchase and Assumption Agreement dated March 5, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of March 5, 2010, in conformity with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina

May 21, 2010

Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(a wholly-owned subsidiary of First Citizens BancShares, Inc.)

(in thousands)

March 5, 2010
Assets
Cash and due from banks	$68,981
Investment securities available for sale	66,968
Loans covered under loss share agreements	287,608
Other real estate owned covered under loss share agreements	8,020
Income earned not collected	1,612
FDIC receivable for loss share agreements	92,360
Intangible assets	629
Other assets	4,473

Total assets acquired	$530,651

Liabilities
Deposits:
Noninterest-bearing	$39,435
Interest-bearing	380,577

Total deposits	420,012
Short-term borrowings	42,533
Long-term obligations	40,082
Deferred tax liability	10,620
Other liabilities	904

Total liabilities assumed	514,151

Net assets acquired	$16,500

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(dollars in thousands)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Sun American Bank

On March 5, 2010, First-Citizens Bank & Trust Company (FCB), a wholly-owned subsidiary of First Citizens BancShares, Inc. (BancShares), entered into a Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) to assume the deposits (excluding certain brokered deposits) and certain other liabilities and acquire certain assets of Sun American Bank (Sun American), headquartered in Boca Raton, Florida.

Sun American operated in Southern Florida in 12 locations. Prior to purchase accounting adjustments, FCB purchased $411,315 in loans and $15,220 of other real estate acquired through foreclosure (OREO) and assumed $420,012 of deposits. In addition, FCB also purchased cash and due from banks, investment securities and various other assets. FCB also assumed Sun American’s borrowings from the Federal Home Loan Bank of Atlanta (FHLB) and long-term repurchase agreements in addition to various other liabilities.

Under the terms of the Agreement, FCB and the FDIC entered into two loss share agreements – one for residential real estate loans and one for all other loans and OREO. Under the loss share agreements, the FDIC will cover 80 percent of covered loan and OREO losses up to $99,000 and 95 percent of losses in excess of the stated threshold of $99,000. The term for loss share on residential real estate loans is ten years, while the term for loss share on non-residential real estate loans and OREO is five years in respect to losses and eight years for loss recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days, the book value of OREO and certain direct costs. New loans made after the date of the transaction are not covered by the loss share agreements.

The Agreement between FCB and the FDIC includes a true-up payment in the event FCB’s losses do not reach the stated threshold of $99,000. Based on estimated fair values reflected on the statement of assets acquired and liabilities assumed included in this filing, a true-up payment was not included in the FDIC receivable calculation. Adjustments to the true-up payment will be made, when applicable, as the FDIC receivable amount is updated.

Note 2 — Basis of Presentation

FCB has determined that the acquisition of the net assets of Sun American constitutes a business acquisition as defined under accounting principles generally accepted in the United States of America (US GAAP). As required under US GAAP, the assets acquired and liabilities assumed are recorded at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks

These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities available for sale

Fair values for investment securities are based on quoted market prices, where available. All acquired investment securities were US Government agencies and US Government sponsored enterprise securities with readily-available quoted market prices.

(dollars in thousands)

Loans covered under loss share agreements

Fair values for loans are based on a discounted cash flow methodology that is considered a level 3 valuation in the fair value hierarchy. Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, contractual interest rate, term of loan, amortization status, current market conditions, market illiquidity and discount rates. Loans were grouped together according to similar characteristics and were evaluated in the aggregate when applying various valuation techniques. The present values of projected cash flows are measured using discount rates that are based on current market rates for new originations of comparable loans. The discount rates do not include adjustments for credit losses that are included in the estimated cash flows.

The fair value of loans with evidence of credit deterioration (impaired loans) are recorded net of a nonaccretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable difference, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for loan and lease losses. Subsequent increases in cash flows result in a reversal of the provision for loan and lease losses to the extent of prior charges, or a reclassification of the difference from nonaccretable to accretable with a positive impact on accretion of interest income in future periods. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of those cash flows.

FDIC receivable for loss share agreements

The FDIC receivable for loss share agreements is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the assets be sold. Fair value was estimated using projected cash flows related to the loss share agreements based on the expected reimbursements for losses using the applicable loss share percentages and the estimated true-up payment. These cash flows were discounted to reflect the estimated timing of the receipt of the loss share reimbursement from the FDIC. Although no true-up payment is currently anticipated under the Sun American loss share agreements, those projections are subject to change.

Other real estate acquired through foreclosure covered under loss share agreements

Other real estate acquired through foreclosure is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal. Management used appraisals of properties to determine fair values and applied additional discounts where appropriate for passage of time or, in certain cases, for subsequent events occurring after the appraisal date.

Intangible assets

Intangible assets include the estimated value for deposit relationships. The core deposit intangible, which represents the estimated fair value of the core deposit base that was established at acquisition, is being amortized on an accelerated basis over a four-year life.

Other assets

Other assets include $4,011 of FHLB stock. The FHLB requires member banks to purchase its stock as a condition of membership and to purchase additional shares based on the level of FHLB advances and other factors. This stock is generally redeemable based on guidelines established by the FHLB and is presented at the redemption value.

(dollars in thousands)

Deposits

Under the terms of the Agreement, FCB had the right to adjust various terms, including interest rates, on deposit liabilities. FCB adjusted interest rates on time deposits with maturity dates extending beyond 90 days after the assumption date when the contractual interest rate exceeded March 5, 2010 market rates. With this adjustment, the carrying value of all deposits is considered to be a reasonable estimate of fair value.

Short-term borrowings

All short-term borrowings assumed from Sun American were at fixed rates. The estimated cash flows for those borrowings were discounted at rates for borrowings under similar terms at March 5, 2010.

Long-term obligations

Long-term obligations assumed from Sun American include $7,000 with the FHLB and $30,000 of term repurchase agreements. The estimated cash flows for the FHLB borrowings were discounted at a rate for borrowings under similar terms at March 5, 2010. The term repurchase agreements were discounted using the early termination penalty on these borrowings.

Deferred tax liability

The deferred tax liability of $10,620 relates to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

(dollars in thousands)

Note 3 — Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by Sun American on the acquisition date and as adjusted for purchase accounting adjustments.

	March 5, 2010
	As recorded by Sun American	Fair value adjustments	As recorded by FCB
	($ in thousands)
Assets
Cash and due from banks	$37,016	$—	$37,016
Investment securities available for sale	66,968	—	66,968
Loans covered under loss share agreements	411,315	(123,707)	287,608
Other real estate owned covered under loss share agreements	15,220	(7,200)	8,020
Income earned not collected	1,612	—	1,612
FDIC receivable for loss share agreements	—	92,360	92,360
Intangible assets	—	629	629
Other assets	4,473	—	4,473

Total assets acquired	$536,604	$(37,918)	$498,686

Liabilities
Deposits:
Noninterest-bearing	$39,435	$—	$39,435
Interest-bearing	380,577	—	380,577

Total deposits	420,012	—	420,012
Short-term borrowings	42,485	48	42,533
Long-term obligations	37,000	3,082	40,082
Deferred tax liability	—	10,620	10,620
Other liabilities	853	51	904

Total liabilities assumed	500,350	13,801	514,151

Excess of assets acquired over liabilities assumed	$36,254

Aggregate fair value adjustments		$(51,719)

Cash received from the FDIC			$31,965
Net assets acquired			$16,500

Note 4 — Premises and Equipment

FCB did not acquire the real estate, banking facilities, furniture or equipment of Sun American as part of the Agreement. Under the terms of the Agreement, all banking facilities and equipment are leased from the FDIC on a month-to-month basis at an approximate monthly cost of $244.

Under the terms of the Agreement, FCB has the option to purchase the real estate, furniture and equipment from the FDIC based on appraised values or, in the case of leased facilities, to either assume or repudiate the existing lease obligation. This option expires 90 days after the acquisition date.

(dollars in thousands)

Note 5 — Investment Securities Available for Sale

The fair value of investment securities acquired was as follows at March 5, 2010:

	Par Value	Fair Value	Weighted average coupon rate
U.S. Government Agency	$11,850	$11,852	4.33%
GNMA and FNMA mortgage-backed securities	42,465	43,262	4.37%
CMO/REMIC mortgage-backed securities	11,697	11,854	4.67%

Total investment securities	$66,012	$66,968

The maturities of the investment securities vary and all are over one year. Approximately $53,544 of the securities are pledged to secure borrowings.

Note 6 — Loans

The contractual balance and fair value of acquired loans at March 5, 2010 is provided below.

Contractual balance of acquired loans:
Construction/land development	$91,817
Commercial mortgage	198,147
Residential mortgage	96,861
Commercial and industrial	22,613
Consumer	1,877

Total contractual balance of acquired loans	411,315
Fair value adjustment	(123,707)

Fair value of loans acquired	$287,608

Loans covered under loss share agreements with the FDIC (Covered Loans) are reported in loans exclusive of the expected reimbursement from the FDIC. Covered Loans are initially recorded at fair value at the acquisition date. At the acquisition date, BancShares estimated the fair value of the loan portfolio at $287,608.

Prospective losses incurred on Covered Loans are eligible for partial reimbursement by the FDIC. Subsequent decreases in the amount expected to be collected result in a provision for loan and lease losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent increases in the amount expected to be collected result in the reversal of any previously-recorded provision for loan and lease losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for loan and lease losses had been recorded.

Under US GAAP, loans that have experienced deterioration since origination such that it is probable that the borrower will not be able to make all contractually required payments are considered to be impaired. Cash flow analyses were performed on all loans deemed impaired at date of acquisition in order to determine the cash flows expected to be collected. Loans deemed 100 percent impaired are placed on nonaccrual and no accretable yield will be recognized. For the remaining impaired loans, the accretable yield calculation is used to determine the amount of interest income recognized on each impaired loan, and the accretion method is being applied with respect to recognition of accretable yield.

(dollars in thousands)

The following table presents the impaired loans as of March 5, 2010:

Contractually required payments receivable	$214,875
Nonaccretable difference	(119,901)

Cash flows expected to be collected	94,974
Accretable yield	(16,308)

Fair value of impaired loans acquired	$78,666

The following table presents the nonimpaired loans as of March 5, 2010:

Nonimpaired loans receivable	$263,882
Discount to reflect fair value	(54,940)

Fair value of nonimpaired loans acquired	$208,942

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at March 5, 2010:

Demand:
Noninterest-bearing	$39,435
Interest-bearing	91,160
Savings	59,547
Time	229,870

Total assumed deposits	$420,012

At March 5, 2010, scheduled maturities of time deposits were as follows:

Maturing during 12-month period ending March 5,
2011	$213,993
2012	11,924
2013	2,321
2014	843
2015	789

Total	$229,870

As of March 5, 2010, Sun American had $129,300 in time deposits of $100 or more. The following table provides the scheduled maturity of these time deposits:

Maturing:
3 months or less	$21,216
Over 3 through 6 months	35,076
Over 6 through 12 months	65,489
Over 12 months	7,479

Total	$129,260

(dollars in thousands)

Note 8 — Short-term Borrowings

As of March 5, 2010, Sun American had $35,000 in contractual short-term borrowings from the FHLB. These borrowings were secured by FHLB stock and loans with a contractual balance of $113,400. The FHLB borrowings, most of which mature on various days through April 26, 2010, had a weighted average coupon rate of 2.0 percent. Based on a comparison of interest rates on similar borrowings, a premium for the short-term FHLB borrowings was recorded in the amount of $48.

Sun American also had $7,500 in overnight repurchase agreements with the Federal Reserve Bank of Atlanta as of March 5, 2010. Due to the short-term nature of these overnight repurchase agreements, no fair value adjustment was recorded for these borrowings.

Note 9 — Long-term Obligations

As of March 5, 2010, Sun American had a long-term obligation of $7,000 to the FHLB. This borrowing was secured by FHLB stock and loans with a contractual balance of $113,400. Based on interest rates on comparable borrowings available on March 5, 2010, a premium of $336 was recorded on the long-term obligation. The long-term obligation had a contractual rate of 3.9 percent and matures on June 30, 2011.

Sun American also had $30,000 of term repurchase agreements. The repurchase agreements are subject to an early termination penalty. This termination value was used to adjust the value of the obligations to a fair value for purchase accounting purposes. The premium recorded for these obligations of $2,746 resulted in a fair value of the obligations of $32,746. The term repurchase agreements mature in March, 2018 and carry a rate of 3.5 percent.

Note 10 — Deferred Tax Liability

The deferred tax liability of $10,620 as of March 5, 2010, is related to differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired and liabilities assumed will be allocated based on fair values in accordance with the appropriate tax rates. FCB acquired none of the tax attributes of Sun American.

Note 11 — Contingencies

BancShares, FCB (as successor to Sun American) and various subsidiaries of BancShares and FCB have been named as defendants in various legal actions related to normal business activities of Sun American in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to those other matters cannot be determined, in the opinion of management, any such liability will not have a material effect on the Statement of Assets Acquired and Liabilities Assumed.

Note 12 — Subsequent Events

Management has evaluated subsequent events through the date of issuance of the Statement of Assets Acquired and Liabilities Assumed.